UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2020

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Noodles & Company (the “Company,” “we,” or “our”) on November 20, 2019, amended its 2018 Credit Facility by entering into the First Amendment to the Credit Facility (the “Amended Credit Facility”). The Amended Credit Facility includes a revolving credit agreement under which we can borrow up to $75.0 million. The material terms of the Amended Credit Facility are described under “Note 4 – Long-Term Debt” of the Notes to Consolidated Financial Statements for Noodles & Company which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 26, 2020, and which description is incorporated herein by reference.

As of December 31, 2019, the Company had $42.6 million of indebtedness (excluding $1.4 million of unamortized debt issuance costs) and $3.2 million of letters of credit outstanding under the Amended Credit Facility.

On March 20, 2020 and as a precautionary measure, we provided notice to the lenders under the Amended Credit Facility of our desire to borrow an incremental $20.0 million under the credit facility. With the draw down and existing cash, the Company currently has over $25.0 million of cash and cash equivalents on hand. As of the date of this Current Report on Form 8-K, we remain in compliance with all financial covenants set forth in the Amended Credit Facility.

In light of the current uncertainty in the global markets resulting from the COVID-19 outbreak and notwithstanding our healthy cash balance previously described in our Annual Report on Form 10-K for fiscal year ended December 31, 2019, we increased our borrowing as a precautionary measure in order to bolster our cash position and enhance financial flexibility. The proceeds from these borrowings are being held on our balance sheet and may in the future be used for general corporate purposes, including, without limitation, working capital, capital expenditures in the ordinary course of business, or other lawful corporate purposes, all in accordance with and subject to the terms and conditions of the Amended Credit Facility.

Item 7.01. Regulation FD Disclosure.

Due to the current unprecedented global market and economic conditions in the United States and around the world, we are withdrawing financial guidance for the fiscal year ended December 29, 2020. We plan to provide an update on the business on our First Quarter earnings call and will provide updated financial guidance to the extent we can reasonably estimate the impact of the outbreak and changing market conditions. For additional information, see the Press Release issued on March 20, 2020, and furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Noodles & Company Press Release dated March 20, 2020
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: March 20, 2020	By:	/s/ KEN KUICK
	Name:	Ken Kuick
	Title:	Chief Financial Officer